Exhibit 2

TRANSACTIONS IN THE SECURITIES EFFECTED IN THE PAST 60 DAYS.

This Exhibit sets forth information with respect to each purchase and sale of Securities which was effectuated by Shanda Asset Management Holdings Limited during the past sixty days, inclusive of any transactions effected through 9:00 a.m., New York City time, on May 23, 2016. Unless otherwise indicated, all transactions were effectuated in the open market through a broker.

Trade Date	Buy/Sell	Shares (1)	Unit Cost (2)	Security	Expiration Date
3/23/2016	Buy	8,001	8.03	Common Stock	N/A
3/28/2016	Buy	305,020	7.99	Common Stock	N/A
3/29/2016	Buy	10,497	7.53	Common Stock	N/A
4/8/2016	Buy	31,153	7.81	Common Stock	N/A
4/11/2016	Buy	738,077	7.79	Common Stock	N/A
4/12/2016	Buy	1,299,995	7.35	Common Stock	N/A
4/13/2016	Buy	128,915	7.50	Common Stock	N/A
4/14/2016	Buy	871,085	7.46	Common Stock	N/A
4/15/2016	Sell	(121,900)	8.00	Common Stock	N/A
4/22/2016	Buy	32,400	7.56	Common Stock	N/A
4/25/2016	Buy	467,600	7.57	Common Stock	N/A
5/3/2016	Buy	223,040	7.05	Common Stock	N/A
5/4/2016	Buy	276,960	7.03	Common Stock	N/A
5/9/2016	Sell	4,000,000	0.35	Put Option	06/17/16
5/9/2016	Buy	936,329	5.36	Common Stock	N/A
5/9/2016	Buy	1,878,314	5.29	Common Stock	N/A
5/10/2016	Sell	2,000,000	0.81	Put Option	06/17/16
5/10/2016	Sell	2,500,000	0.25	Put Option	06/17/16
5/11/2016	Sell	800,000	0.44	Put Option	06/17/16
5/11/2016	Buy	8,113,900	0.56	Call Option	06/17/16
5/12/2016	Buy	3,086,000	0.52	Call Option	06/17/16
5/12/2016	Buy	4,500,000	1.13	Call Option	06/17/16
5/18/2016	Buy	5,059,700	3.95	Common Stock	N/A
5/19/2016	Buy	5,000,000	4.04	Common Stock	N/A
5/20/2016	Buy	8,333,488	3.93	Common Stock	N/A

(1)	Represents the number of shares of Common Stock purchased or sold or the number of shares of Common Stock underlying the options purchased or sold, as applicable.
(2)	Represents either the purchase or sale price for shares of Common Stock purchased or sold or the premiums paid or received for the options purchased or sold, as applicable. All unit costs include commissions paid.